Exhibit 99.1

Walker & Dunlop Announces Pricing of Amended Senior Secured Credit Agreement

Bethesda, Maryland – March 7, 2025 – Walker & Dunlop, Inc. (the “Company”) announced today that it priced its previously announced amended and restated senior secured credit agreement.

The $450 million term loan facility under the amended and restated credit agreement will initially bear interest at a rate equal to SOFR plus 2.00%. Following the first full fiscal quarter ending after the closing date, the applicable interest margin on the term loan facility will be subject to a 25 basis points step down if the Company’s total leverage ratio is equal to or less than 2.00 to 1.00, as defined in the credit agreement. J.P. Morgan Chase Bank, N.A. will serve as administrative agent and lead arranger under the term loan facility.

The amended and restated credit agreement will also include a three-year $50 million revolving credit facility that will bear interest at a rate equal to SOFR plus 1.75%. J.P. Morgan Chase Bank, N.A. and Bank of America, N.A. will provide the revolving credit facility commitments.

The Company intends to use the proceeds from its previously announced offering of $400 million aggregate principal amount of senior unsecured notes due 2033 and the amended and restated credit agreement to reduce the outstanding principal amount under its existing senior secured term loan agreement, together with accrued and unpaid interest thereon, to pay related fees and expenses and for general corporate purposes. The closing of the amended and restated credit agreement is subject to market and other customary conditions.

About Walker & Dunlop

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States and internationally. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

Forward Looking Statements

The statements regarding the terms of the amendment of the senior secured term loan agreement contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws.

Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, and (2) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC.

Contacts:

Investors:	Media:
Kelsey Duffey	Nina H. von Waldegg
Investor Relations	VP, Public Relations
Phone 301.202.3207	Phone 301.564.3291
investorrelations@walkeranddunlop.com	info@walkeranddunlop.com

Phone 301.215.5500 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814